UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Dakota Plains Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-2543857
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

294 Grove Lane East Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $.001 per share, to be registered hereunder is incorporated by reference to the information set forth under the heading “Description of Common Stock” contained in the registration statement on Form S-1 (Registration No. 333-191431) filed on behalf of the Registrant with the Securities and Exchange Commission on September 27, 2013.

Item 2. Exhibits.

Pursuant to the instructions to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered on this Form 8-A pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 12, 2014	DAKOTA PLAINS HOLDINGS, INC.
	By:	/s/ Timothy R. Brady
Timothy R. Brady Chief Financial Officer and Treasurer